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                                                                EXHIBIT 22.1

                                         IMRS INC.

                               SUBSIDIARIES OF THE COMPANY

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                                                      JURISDICTION OF
                             NAME                      INCORPORATION
                 ----------------------------   ----------------------------
                 IMRS Operations Inc.........      Delaware
                 IMRS of Canada, Ltd.........      Ontario
                 IMRS Europe, S.r.l..........      Italy
                 IMRS Italia, S.r.l..........      Italy
                 IMRS Foreign Sales Corp.....      Virgin Islands
                 IMRS plc....................      United Kingdom
                 IMRS Deutschland GmbH.......      Germany
                 IMRS France S.A.............      France
                 IMRS BeLux S.A..............      Belgium
                 IMRS Nederland B.V..........      The Netherlands
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